Fourth Quarter 2021 INVESTOR PRESENTATION 20 21

This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, including Florida Business Bank and Sabal Palm Bank, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts, any of which may be impacted by the COVID-19 pandemic and any variants thereof and related effects on the U.S. economy. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward- looking statements through the use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality and the adverse effects of COVID-19 (economic and otherwise); government or regulatory responses to the COVID-19 pandemic; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes including those that impact the money supply and inflation; changes in accounting policies, rules and practices, including the impact of the adoption of the current expected credit losses (“CECL”) methodology; participation in the Paycheck Protection Program (“PPP”); the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the impact of LIBOR calculations on securities, loans and debt; changes in borrower credit risks and payment behaviors; changes in retail distribution strategies, customer preferences and behavior; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; changes in the prices, values and sales volumes for residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect Seacoast or the banking industry; the Company's concentration in commercial real estate loans and in real estate collateral in Florida; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; increases in regulatory 2FOURTH QUARTER 2021 INVESTOR PRESENTATION Cautionary Notice Regarding Forward-Looking Statements capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions, and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company's ability to identify and address increased cybersecurity risks, including as a result of employees working remotely; inability of Seacoast’s risk management framework to manage risks associated with the Company's business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the mobile-based platform that is critical to the Company's business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving the Company, including as a result of the Company’s participation in the PPP; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company's operations and tax planning strategies are less than currently estimated and sales of capital stock could trigger a reduction in the amount of net operating loss carryforwards that the Company may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible loan losses. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors. These factors include, among others described above, macroeconomic and other challenges and uncertainties related to the COVID-19 pandemic, such as the duration and severity of the impact on public health, including the potential negative impact of various state and local policies enacted as a result of the pandemic and the vaccines’ efficacy against the virus, including new variants, the U.S. and global economies, financial markets and consumer and corporate customers and clients, including economic activity and employment, as well as the various actions taken in response by governments, central banks and others, including Seacoast, and the precautionary statements included in this release. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2020 and quarterly reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in the Company’s SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at www.sec.gov.

AGE N DA 01 ABOUT SEACOAST BANK 02 COMPANY PERFORMANCE 03 OUTLOOK 04 APPENDIX

ABOUT SEACOAST BANK AGE N DA 01

• $9.7 billion in assets as of December 31, 2021, operating in the nation’s third-most populous state • Strong presence in Florida’s most attractive markets ▪ #1 Florida-based bank in Orlando MSA ▪ #1 market share in Port St Lucie MSA ▪ #2 Florida-based bank in West Palm Beach/Fort Lauderdale ▪ #2 Florida-based bank in St. Petersburg • Market Cap: $2.1 billion as of December 31, 2021 • Highly disciplined credit portfolio • Strong liquidity position • Prudent capital position to support further organic growth and opportunistic acquisitions • Steady increase in shareholder value with tangible book value per share increasing 10% year-over-year • Active board with a diverse range of experience and expertise Valuable Florida Franchise, Well Positioned for Growth with Strong Capital, Liquidity and Disciplined Credit Culture Seacoast Customer Map JACKSONVILLE MSA 5FOURTH QUARTER 2021 INVESTOR PRESENTATION WEST PALM BEACH, FORT LAUDERDALE MSA PORT ST LUCIE MSA ORLANDO MSA TAMPA BAY MSA NAPLES MSA

Florida’s Economic Growth Continues • Companies and individuals seeking lower taxes, warmer weather, and easy flights back to the Northeast are migrating to Florida. • Florida's population grew 14.6% between 2010 and 2020. Double the rate of overall U.S. population growth. Source: US Census data ◦ At over 21.7 million people in 2021, Florida is the third most populous state. Source: US Census data ◦ Florida ranks #1 in net migration in the U.S. for fifth consecutive year. Source: US Census data ◦ Florida’s population grew by over 360,000 in 2020, the equivalent of adding a city larger than Orlando. Source: The Florida Legislature Office of Economic & Demographic Research • Major corporations have relocated or announced plans to relocate some or all of their operations to Florida. 6FOURTH QUARTER 2021 INVESTOR PRESENTATION

Delivering Consistent Growth and Long-Term Value Creation

PROVEN TRACK RECORD OF SUCCESSFUL AND VALUE-ADDED INTEGRATIONS

	Total Shareholder Returns			
	1 Year	2 Year	5 Year	10 Year
SBCF	19.5%	36.0%	68.7%	334.5%



$2.2B
$2.3B
$3.1B
$3.5B
$4.7B
$5.8B
$6.7B
$7.1B
$8.3B
$9.7B
$10.3B
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Pro Forma
THE BANKshares, Inc.
GRAND BANK & TRUST of Florida
Floridian
BMO Harris Bank
14 Orlando Branches
NORTHSTAR BANK
Palm Beach Community Bank
PBCB
GULFSHORE BANK
First GREEN Bank
a local bank with a global mission
FIRST BANK OF THE PALM BEACHES
FOURTH STREET Banking Company
LEGACY BANK OF FLORIDA
Sabal Palm BANK
FLORIDA BUSINESS BANK

1. Acquisitions of Sabal Palm Bank and Florida Business Bank closed January 3, 2022.
2. Pro forma as of January 3, 2022, does not include fair value / purchase accounting adjustments.
Note: Total shareholder returns data as of January 31, 2022; Source: Bloomberg

SeacoastBank FOURTH QUARTER 2021 INVESTOR PRESENTATION 7

Meeting the $10 Billion Asset Threshold Challenge

WELL-PREPARED TO CROSS $10 BILLION MARK AND OFFSET INCREMENTAL COSTS THROUGH ACQUISITIONS

Crossing $10 Billion Asset Threshold

- Seacoast estimates that the aggregate costs of crossing the $10 billion threshold would be ~$9.2 million after-tax on an annual basis
  - ~$7.7 million from the Durbin Amendment Impact
  - ~$1.5 million from higher FDIC expense and reduction of Federal Reserve dividend
- We project the Durbin Amendment impact to start on July 1, 2023
- Acquisitions of Sabal Palm and Business Bank of Florida are expected to help offset about 60% of the EPS dilution expected from the impact of crossing $10 billion in assets. Further acquisitions should offset the remainder
- The Florida banking landscape provides numerous low-risk, high-value opportunities for SBCF to further consolidate "Florida's Bank" and offset and exceed the $10B-related EPS dilution in the near term

Stratification of Florida Headquartered Banks [1]

Total Asset Parameters	Number of Institutions	Assets ($B)
> $10B	3	$91.4
$5B - $10B	2	$16.1
$1B - $5B	10	$25.1
$500M - $1B	27	$19.4
$250M - $500M	19	$6.1
< $250M	24	$2.8

1. Source: S&P Global Market Intelligence; represents most recent quarter assets available

SeacoastBank FOURTH QUARTER 2021 INVESTOR PRESENTATION 8

COMPANY PERFORMANCE AGE N DA 02

• Net interest margin declined six basis points to 3.16%. Excluding the effect of PPP and accretion on acquired loans, net interest margin increased two basis points to 2.91%. • Steadily building shareholder value through consistent growth in tangible book value per share, ending the period at $17.84, an increase of 10% over the prior year. • Cost of deposits improved to six basis points. • Assets under management of $1.2 billion at December 31, 2021, a year-over-year increase of 42%. • In January 2022, completed the acquisitions of Sabal Palm Bank and Florida Business Bank, adding $615 million in assets. • Earnings per share of $0.62, an increase of 17% compared to 4Q’20. • Net income of $36.3 million, an increase of 24% compared to 4Q’20. • Adjusted net income1 of $36.9 million, an increase of 20% compared to 4Q’20. • Fourth quarter 2021 annualized loan growth of 8%. • Commercial loan originations increased 23% over the prior quarter and 47% over the prior year to a record $409 million. Record commercial pipeline of $398 million. • Record consumer loan originations of $73 million, increasing 9% from the prior quarter and 53% from the prior year. Fourth Quarter 2021 Highlights 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 10FOURTH QUARTER 2021 INVESTOR PRESENTATION

Net Interest Income and Margin



Net Interest Income
Net Interest Margin
NIM, excluding PPP and accretion on acquired loans
($ in thousands)
$68,903
3.59%
3.37%
$66,741
3.51%
3.25%
$65,933
3.23%
3.03%
$71,455
3.22%
2.89%
$72,412
3.16%
2.91%
4Q'20
1Q'21
2Q'21
3Q'21
4Q'21

- Net interest income[1] totaled $72.4 million, an increase of $1.0 million, or 1%, from the prior quarter. This included interest and fees earned on PPP loans of $3.4 million, compared to $5.9 million in the prior quarter.
- Excluding the effect of PPP and accretion on acquired loans, net interest margin increased two basis points to 2.91%.
- Securities yields declined two basis points to 1.57% with continued deployment of excess capital into securities purchases. Non-PPP loan yields declined 11 basis points to 4.18%, with a record $408.9 million in commercial loan originations during the fourth quarter of 2021.
- Offsetting and favorable was the decline in excess liquidity including a strategic decline in brokered deposits, and a further decline in the cost of deposits to only six basis points.

[1]*Calculated on a fully taxable equivalent basis using amortized cost.*

SeacoastBank FOURTH QUARTER 2021 INVESTOR PRESENTATION 11

Continued Strength in Noninterest Income



Noninterest Income ($ in thousands)
BOLI
Other Income 2
SBA Gains
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$14,930
$889
$2,314
$113
$3,646
$1,949
$3,596
$2,423
$19,028
$1,128
$5,350
$812
$2,550
$2,562
$4,131
$2,495
$18,706
$1,295
$6,084
$200
$2,030
$2,356
$4,135
$2,606
4Q'20
3Q'21
4Q'21



Adjusted Noninterest Income1 ($ in thousands)
BOLI
Other Income 3
SBA Gains
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$14,948
$889
$2,332
$113
$3,646
$1,949
$3,596
$2,423
$19,058
$1,128
$5,380
$812
$2,550
$2,562
$4,131
$2,495
$18,330
$1,295
$5,708
$200
$2,030
$2,356
$4,135
$2,606
4Q'20
3Q'21
4Q'21

Noninterest income declined $0.3 million from the prior quarter to $18.7 million, and adjusted noninterest income[1] declined $0.7 million to $18.3 million. Changes on an adjusted basis include:

- Wealth management income was $2.4 million in the fourth quarter, a decrease of $0.2 million compared to the prior quarter. Higher trust-related fees in the prior quarter drove the comparative decline. Wealth management ended the year with $1.2 billion in assets under management, a 42% increase compared to prior year.
- Mortgage banking fees were $2.0 million, compared to $2.5 million in the prior quarter, due to slowing refinance activity and continuing low housing inventory levels.
- SBA gains were $0.2 million compared to $0.8 million in the prior quarter, on lower saleable production.
- Other income increased by $0.3 million in the fourth quarter of 2021, including an increase of $0.7 million in gains from SBIC investments. Amounts recognized on SBIC investments will vary amongst periods.
- Excluded from adjusted noninterest income is $0.8 million recognized on the sale of a website domain name obtained in a prior bank acquisition.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Other Income includes income and gains on SBIC investments, marine finance fees, a gain on the sale of a website domain name obtained in a prior bank acquisition, and other fees related to customer activity as well as securities losses of $184 thousand in 4Q'20, $30 thousand in 3Q'21 and $379 thousand in 4Q'21.
[3]Other Income on an adjusted basis includes income and gains on SBIC investments, marine finance fees, and other fees related to customer activity.

SeacoastBank FOURTH QUARTER 2021 INVESTOR PRESENTATION 12

2 Other Expense Legal & Professional Occupancy & Telephone Data Processing Cost Salaries & Benefits Noninterest Expense ($ in thousands) Adjusted Noninterest Expense1 ($ in thousands) Other Expense Legal & Professional Occupancy & Telephone Data Processing Cost Amortization of Intangibles Salaries & Benefits Continued Focus on Disciplined Expense Control 2 Noninterest expense decreased $5.0 million and adjusted noninterest expense1 increased $1.5 million sequentially. Changes quarter-over-quarter on an adjusted basis include: • Salaries and benefits increased $1.1 million to $29.8 million, primarily the result of investments in commercial banking talent and higher production-related incentives. • Data processing costs increased by $0.5 million, which includes expenses incurred as we prepare to launch a new online and mobile banking platform in the first quarter of 2022. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2Other Expense includes marketing expenses, provision for credit losses on unfunded commitments, foreclosed property expense and net loss/(gain) on sale, and other expenses associated with ongoing business operations. 13FOURTH QUARTER 2021 INVESTOR PRESENTATION

Efficiency Ratio Trend 66% 57% 53% 49% 48% 60% 50% 62% 48% 53% 55% 60% 54% 54% 56% 51% 49% 48% 54% 50% 55% 49% 52% 53% 51% 53% GAAP - Efficiency Adjusted - Efficiency1 First Bank of the Palm Beaches First Green Bank Freedom Bank Legacy Bank of Florida • The efficiency ratio was 53.7% for the fourth quarter of 2021 compared to 59.5% in the prior quarter and 48.2% in the fourth quarter of 2020. Increases in the third quarter of 2021 reflect higher expenses resulting from the acquisition of Legacy Bank of Florida. • The adjusted efficiency ratio1 was 53.4% for the fourth quarter of 2021 compared to 51.5% in the prior quarter and 48.8% in the fourth quarter of 2020. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 14FOURTH QUARTER 2021 INVESTOR PRESENTATION

Building Florida's Leading Commercial Bank

3Q 2020

Austen Carroll
joins as Chief Lending Officer
Previously Chief Banking Officer at Ameris

Dan Hilken
joins as Central FL Regional Market President with a 30-year career, most recently with Wells Fargo

4Q 2020

Ron York
joins as Treasury Management Executive
Previously with First Horizon

Pam Notarantonio
joins as Central FL Regional Credit Officer after 32 years with Wells Fargo

1Q 2021

Chris Rolle
joins as West FL Regional Market President, formerly Director of Middle Market Banking at Synovus and Central FL Market President at BB&T

2Q 2021

James Norton
joins as CRE Director, formerly Executive Director of Real Estate Banking at JPMorgan Chase

3Q 2021

South Florida expansion continues
Six bankers join in Palm Beach and Broward counties (TD Bank and Legacy Bank)

Growth continues in Central FL
Four bankers join in Orlando and Lakeland (JPMorgan Chase, Regions, TD Bank, Wells Fargo)

4Q 2021

Brannon Fitch
formerly of BB&T, joins as Northeast FL Market President leading strategic geographic expansion

1Q 2022

West and North Florida expansion continues
Eight bankers join to date in 2022 in Jacksonville, Naples, St. Pete (BB&T)

SeacoastBank FOURTH QUARTER 2021 INVESTOR PRESENTATION 15

Seacoast's Lending Strategy Produced and Sustains a Diverse Loan Portfolio Commercial Real Estate - Owner Occupied $1,197,774 20% Construction and Land Development $230,824 4% Paycheck Protection Program $91,107 2% Consumer $174,175 3% Commercial & Financial $1,069,356 18% Commercial Real Estate - Non-Owner Occupied $1,736,439 29% Residential Real Estate $1,425,354 24% At December 31, 2021 ($ in thousands) The Company remains focused and committed to its strict credit underwriting standards. Construction and land development and commercial real estate loans, as defined in regulatory guidance, represent 19% and 162%, respectively, of total consolidated risk based capital. Portfolio diversification in terms of asset mix, industry, and loan type, has been a critical element of the Company’s lending strategy. Exposure across industries and collateral types is broadly distributed. Excluding PPP loans, Seacoast’s average commercial loan size is $479 thousand. 16FOURTH QUARTER 2021 INVESTOR PRESENTATION

Disciplined Approach to Lending in an Expanding Florida Economy $5,735 $5,661 $5,437 $5,906 $5,925 $5,168 $5,079 $5,073 $5,715 $5,834 $567 $582 $364 $191 $91 4.42% 4.39% 4.33% 4.49% 4.31% 4.23% 4.15% 4.13% 4.03% 3.94% 4Q'20 1Q'21 Yield Excluding PPP and Accretion on Acquired Loans Reported Yield PPP Loans Loans Excluding PPP 2Q'21 3Q'21 4Q'21 Total Loans Outstanding ($ in millions) Loans outstanding, excluding PPP, increased $119 million quarter-over-quarter, an annualized increase of 8%. Commercial loan originations increased 23% to $409 million, and the commercial pipeline increased 8% to $398 million. Consumer loan originations grew 9% to a record $73 million. The yield on non-PPP loans declined to 4.18% from 4.29% in the third quarter of 2021, and when further excluding accretion on acquired loans, declined to 3.94% from 4.03%. 17FOURTH QUARTER 2021 INVESTOR PRESENTATION

Quarterly Trend 18FOURTH QUARTER 2021 EARNINGS PRESENTATION Twelve Months Ended (Amounts in thousands) 4Q'21 3Q'21 2Q'21 1Q'21 4Q'20 4Q'21 4Q'20 Commercial pipeline at period end $ 397,822 $ 368,907 $ 322,014 $ 240,871 $ 166,735 397,822 166,735 Commercial loan originations1 408,948 331,618 193,028 204,253 277,389 1,137,847 655,821 Residential pipeline-saleable at period end 30,102 42,847 60,585 92,141 92,017 30,102 92,017 Residential loans-sold 69,224 95,136 120,099 138,337 161,628 422,796 509,420 Residential pipeline-portfolio at period end 25,589 35,387 54,132 72,448 25,083 25,589 25,083 Residential loans-retained2 49,065 250,820 118,126 46,620 54,464 464,631 129,183 Consumer pipeline at period end 29,739 30,980 31,748 28,127 18,207 29,739 18,207 Consumer originations 72,626 66,400 63,702 46,745 47,529 249,473 219,294 PPP originations — — 23,529 232,478 — 256,007 598,994 Total Pipelines at Period End $ 483,252 $ 478,121 $ 468,479 $ 433,587 $ 302,042 $ 483,252 $ 302,042 Total Originations $ 599,863 $ 743,974 $ 518,484 $ 668,433 $ 541,010 $ 2,530,754 $ 2,112,712 1Includes purchases of $19.3 million in 4Q’21 and $17.1 million in 3Q’21. 2Includes purchases of $180.8 million in 3Q'21 and $38.4 million in 2Q’21. Loan Production and Pipeline Trend

Paycheck Protection Program Loans ($ in m ill io ns ) $93 $576 5,169 loans $9.5 deferred fees $295 3,201 loans ($778) 7,423 loans December 31, 2020 Originations and Acquisitions Forgiveness December 31, 2021 PPP Fee Revenue Summary (in thousands) Fees earned from SBA to date (net of related costs) to originate PPP loans Fees recognized in 2020 Fees recognized in 2021 Fees remaining to be recognized in future periods $ 27,641 (7,774) (17,496) $ 2,371 947 loans $2.4 deferred fees 19FOURTH QUARTER 2021 INVESTOR PRESENTATION PPP Loans Rollforward As of December 31, 2021, $2.4 million in fees remain that will be recognized over the loans’ remaining contractual maturity, or earlier, as loans are forgiven.

Investment Securities Performance and Composition



($ in millions)
$1,398
1.73%
$184
4Q'20
$1,546
1.59%
$527
3Q'21
$1,644
1.57%
$639
4Q'21
HTM Securities
AFS Securities
Yield

Unrealized Gain (Loss) in Securities as of December 31, 2021

(in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for Sale				
Government backed	$ 6,466	$ 316	$ (3)	$ 6,779
Agency mortgage backed	1,234,721	8,308	(20,309)	1,222,720
Private label MBS and CMOs	88,096	1,091	(420)	88,767
CLO	292,751	63	(124)	292,690
Municipal	31,624	1,740	(1)	33,363
Total Available for Sale	$ 1,653,658	$ 11,518	$ (20,857)	$ 1,644,319
Held to Maturity				
Agency mortgage backed	$ 638,640	$ 3,828	$ (15,070)	$ 627,398
Total Held to Maturity	$ 638,640	$ 3,828	$ (15,070)	$ 627,398
Total Securities	$ 2,292,298	$ 15,346	$ (35,927)	$ 2,271,717

- Portfolio yield declined two basis points to 1.57% from 1.59% in the prior quarter.
- AFS securities ended the year with a net unrealized loss of $9.3 million compared to an unrealized gain of $6.6 million at September 30, 2021, largely due to the steepening of the yield curve during the fourth quarter.
- Net additions of approximately $210 million were primarily Agency CMOs with a weighted average duration of 3.2 and weighted average yield of 1.48%.
- AFS portfolio duration declined to 3.06 from 3.16 in the prior quarter.

SeacoastBank FOURTH QUARTER 2021 INVESTOR PRESENTATION 20

Strong Deposit Franchise Supported by Attractive Markets $6,933 $7,386 $7,836 $8,334 $8,068 $3,856 $4,333 $4,716 $4,932 $4,966 $2,246 $2,440 $2,618 $2,785 $2,547 $831 $613 $502 $617 $555 Transaction Accounts Time Deposits 2Q'21 3Q'21 Savings & Money Market 4Q'20 1Q'21 4Q'21 62% Deposits Outstanding ($ in millions) Total deposits decreased $266 million quarter-over- quarter, primarily reflecting strategic outflows in brokered money market deposits, which returned to the balance sheet in January 2022. Transaction accounts increased 29% year-over-year and represent 62% of overall deposit funding. At December 31, 2021, $228 million in customer deposits are being held off-balance sheet through programs with third-party deposit networks. This compares to $233 million at September 30, 2021, and $113 million at December 31, 2020. 21FOURTH QUARTER 2021 INVESTOR PRESENTATION

Continued Branch Optimization While Maintaining Low Cost of Deposits

Continued focus on organic growth and relationship-based funding, in combination with our innovative analytics platform, supports a well-diversified, low-cost deposit portfolio.

Consistently low cost of deposits reflects the significant value of the deposit franchise.

Seacoast continues to evolve its branch footprint by redirecting capacity to attractive growth markets, and has consolidated 27% of branches since 2017. During the quarter, two new branches were opened in Broward County, expanding our presence in the 7th largest MSA in the country.

As of December 31, 2021, deposits per banking center were $154 million, a one-year increase of 12% and two-year increase of 33%. The decline from the third quarter of 2021 is due to the addition of two new branches and declines in brokered deposits.

Trended Cost of Deposits and Deposits per Branch



Cost of Deposits
Fed Funds
Deposits per branch [1]
($ in millions)
1.75%
$116
0.61%
$118
0.57%
0.25%
$135
0.31%
0.25%
$138
0.24%
0.25%
$138
0.25%
0.19%
$156
0.25%
0.13%
$166
0.25%
0.08%
$165
0.25%
0.07%
$154
0.25%
0.06%
4Q'19
1Q'20
2Q'20
3Q'20
4Q'20
1Q'21
2Q'21
3Q'21
4Q'21

[1]Includes customer deposits held off-balance sheet through programs with third-parties.

SeacoastBank FOURTH QUARTER 2021 INVESTOR PRESENTATION 22

A Continued Focus on Building Wealth Management $653 $870 $1,239 4Q'19 4Q'20 4Q’21 Assets Under Management ($ in millions) Assets under management totaled $1.2 billion at December 31, 2021 increasing 42% from December 31, 2020. This is a result of the wealth management team’s continuing success at winning business with commercial relationships and high net worth families across the footprint. Wealth management income was $2.4 million in the fourth quarter of 2021, compared to $2.6 million in the prior quarter, and $1.9 million in the prior year quarter. Since December 31, 2019, assets under management have increased at a compound annual growth rate (“CAGR”) of 33%. 23FOURTH QUARTER 2021 INVESTOR PRESENTATION

The total allowance for credit losses of $83.3 million as of December 31, 2021 represents management’s estimate of lifetime expected credit losses. The remaining unrecognized discount on acquired loans of $23.1 million will be earned as an adjustment to yield over the life of the loans. Additionally, a reserve for potential credit losses on lending-related commitments of $2.3 million is reflected within Other Liabilities. Allowance for Credit Losses and Purchase Discount Loans Allowance for ($ in thousands) Outstanding Credit Losses % of Category Purchase Discount % of Category Construction and Land Development $ 230,824 $ 2,751 1.19% $ 500 0.22 % Owner Occupied Commercial Real Estate 1,197,774 8,578 0.72 3,850 0.32 Commercial Real Estate 1,736,439 36,618 2.11 13,251 0.76 Residential Real Estate 1,425,354 12,811 0.90 1,610 0.11 Commercial & Financial 1,069,356 19,744 1.85 3,776 0.35 Consumer 174,175 2,813 1.62 77 0.04 Total Excluding PPP $ 5,833,922 $ 83,315 1.43% $ 23,064 0.40 % Paycheck Protection Program $ 91,107 $ — — % $ 13 0.01 % Total $ 5,925,029 $ 83,315 1.41% $ 23,077 0.39% 24FOURTH QUARTER 2021 INVESTOR PRESENTATION

Continued Strong Asset Quality Trends $3,127 $370 $655 $1,432 $570 0.21% 0.03% 0.05% 0.10% 0.04% Net Charge-Offs NCO NCO/Total Loans 4Q'20 1Q'21 2Q'21 3Q'21 Allowance for Credit Losses 4Q'21 Nonperforming Loans NPL NPL/Total Loans $92,733 $86,643 $81,127 $87,823 $83,315 1.79% 1.71% 1.60% 1.62% 1.53% 1.49% 1.54% 1.49% 1.43% 1.41% ACL ACL/Total Loans ACL/Total Loans Excluding PPP 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 7% 7% 4% 6% 4% 10%9% 9% 9%7% Criticized Loans as a % of Risk-Based Capital Classified Special Mention 25FOURTH QUARTER 2021 INVESTOR PRESENTATION 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 ($ in thousands)

Strong Capital Supporting a Fortress Balance Sheet $16.16 $16.62 $17.08 $17.52 $17.84 $20.46 $20.89 $21.33 $22.12 $22.40 Tangible Book Value and Book Value Per Share Tangible Book Value Per Share Book Value Per Share 4Q'20 4Q'21 4Q'20 4Q'21 18.5% 17.4% 19.1% 18.1% 19.2% 18.3% 18.6% 17.7% 18.2% 17.4% 1Q'21 2Q'21 3Q'21 Total Risk Based and Tier 1 Capital Total Risk Based Capital Tier 1 Ratio 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level. 13.9%14.0% 11.7% 9.6% 15.6%16.0% 14.3% 14.3%14.1%13.9% 1Q'21 2Q'21 3Q'21 Return on Tangible Common Equity GAAP - ROTCE Adjusted - ROTCE 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 Tangible Common Equity / Tangible Assets 1 10.0%2 8.0%2 26FOURTH QUARTER 2021 INVESTOR PRESENTATION

Steady Increase in Shareholder Value $17.52 $17.84 $16.62 $17.08 $16.16 $15.11 $15.57 $14.30 $14.76 $14.42 $13.65 $12.98 $11.67 $12.01 $12.33 $10.95 $11.15 $11.39 $10.41 $10.55 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 • Compounded annual growth rate of 12% in tangible book value per share since the first quarter of 2017. • The decline in tangible book value per share during the first quarter of 2020 was primarily attributed to the Day-1 impact of the adoption of CECL. • Initiated a quarterly cash dividend of $0.13 in the second quarter of 2021. 27FOURTH QUARTER 2021 INVESTOR PRESENTATION

Integrated Delivery Model Supports Growth Strategy Strong momentum in usage of digital tools and other non-branch delivery channels, and tools to equip our teams to outperform All metrics compare 4Q’21 to 4Q’20 Consumer Business % consumer deposits completed outside of the branch % increase in consumer online users % business deposits completed outside of the branch % increase in business online users 61% 11% 45% 11% 25K 28FOURTH QUARTER 2021 INVESTOR PRESENTATION $850MMNumber of outreach calls triggered by Seacoast’s proprietary Connections platform PPP loan forgiveness to date supported by fully digital platform

OUTLOOK AGE N DA 03

Primary driver of growth will be strong performance from business units growing organically in robust Florida markets 1 Goal is to deliver profitability and growth to the maximum level while maintaining our conservative risk posture Acquisitions will be evaluated opportunistically when additive to profitability and efficiency metrics. We will remain disciplined in our approach Focused on Shareholder Returns – As Seacoast crosses $10 billion, the focus remains on delivering shareholder returns as we continue to scale the franchise across Florida 2 3 4 Key Principles to Driving Long-Term Shareholder Value FOURTH QUARTER 2021 INVESTOR PRESENTATION 30

Positioned To Be Highly Competitive Post Pandemic • Organic Growth Levers • Focused on outperforming in the Commercial Banking space, leveraging talent and technology • Continuing to evolve Retail Banking by further integrating digital to deliver an outstanding experience for our customers • Executing a high-performance culture • Inorganic Growth Levers • Leveraging our proven M&A capabilities to expand geographically in Florida’s most attractive MSAs • Unlocking additional value from acquired customer sets via our broad product set and proven analytics platform Priorities for 2022 and Beyond – Executing Balanced Growth Strategy FOURTH QUARTER 2021 INVESTOR PRESENTATION 31

THANK YOU.

Seacoast Banking Corporation of Florida

Seacoast Bank

90 +YEARS

TRACEY L. DEXTER

Executive Vice President
Chief Financial Officer

(772) 403-0461

INVESTOR RELATIONS

www.SeacoastBanking.com

NASDAQ: SBCF

APPENDIX AGE N DA 04

Explanation of Certain Unaudited Non-GAAP Financial Measures 34FOURTH QUARTER 2021 INVESTOR PRESENTATION This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 4Q'21	3Q'21	2Q'21	1Q'21	4Q'20	Twelve Months Ended 4Q'21	4Q'20
Net Income	**$ 36,330**	**$ 22,944**	**$ 31,410**	**$ 33,719**	**$ 29,347**	**$ 124,403**	**$ 77,764**
Total noninterest income	18,706	19,028	15,322	17,671	14,930	70,727	61,570
Securities losses/(gains), net	379	30	55	114	18	578	(1,235)
Gain on sale of domain name (included in other income)	(755)	—	—	—	—	(755)	—
Total Adjustments to Noninterest Income	(376)	30	55	114	18	(177)	(1,235)
Total Adjusted Noninterest Income	**18,330**	**19,058**	**15,377**	**17,785**	**14,948**	**70,550**	**60,335**
Total noninterest expense	50,263	55,268	45,784	46,120	43,681	197,435	185,552
Merger related charges	(482)	(6,281)	(509)	(581)	—	(7,853)	(9,074)
Amortization of intangibles	(1,304)	(1,306)	(1,212)	(1,211)	(1,421)	(5,033)	(5,857)
Business continuity expenses	—	—	—	—	—	—	(307)
Branch reductions and other expense initiatives	(168)	(870)	(663)	(449)	(354)	(2,150)	(818)
Total Adjustments to Noninterest Expense	(1,954)	(8,457)	(2,384)	(2,241)	(1,775)	(15,036)	(16,056)
Total Adjusted Noninterest Expense	**48,309**	**46,811**	**43,400**	**43,879**	**41,906**	**182,399**	**169,496**
Income Taxes	8,344	7,049	8,785	10,157	8,793	34,335	22,818
Tax effect of adjustments	280	2,081	598	577	440	3,536	3,635
Effect of change in corporate tax rate on deferred tax assets	774	—	—	—	—	774	—
Total Adjustments to Income Taxes	1,054	2,081	598	577	440	4,310	3,635
Adjusted Income Taxes	9,398	9,130	9,383	10,734	9,233	38,645	26,453
Adjusted Net Income	**$ 36,854**	**$ 29,350**	**$ 33,251**	**$ 35,497**	**$ 30,700**	**$ 134,952**	**$ 88,950**
Earnings per diluted share, as reported	$ 0.62	$ 0.40	$ 0.56	$ 0.60	$ 0.53	$ 2.18	$ 1.44
Adjusted Earnings per Diluted Share	**0.62**	**0.51**	**0.59**	**0.63**	**0.55**	**2.36**	**1.65**
Average diluted shares outstanding	59,016	57,645	55,901	55,992	55,739	57,088	53,930

SeacoastBank FOURTH QUARTER 2021 INVESTOR PRESENTATION 35

GAAP to Non-GAAP Reconciliation

+YEARS

(Amounts in thousands except per share data)	Quarterly Trend 4Q'21	3Q'21	2Q'21	1Q'21	4Q'20	Twelve Months Ended 4Q'21	4Q'20
Adjusted Noninterest Expense	$ 48,309	$ 46,811	$ 43,400	$ 43,879	$ 41,906	$ 182,399	$ 169,496
Foreclosed property expense and net (loss)/gain on sale	175	(66)	90	65	(1,821)	264	(2,263)
Provision for unfunded commitments	—	(133)	—	—	795	(133)	(185)
Net Adjusted Noninterest Expense	**$ 48,484**	**$ 46,612**	**$ 43,490**	**$ 43,944**	**$ 40,880**	**$ 182,530**	**$ 167,048**
Revenue	$ 90,995	$ 90,352	$ 81,124	$ 84,281	$ 83,721	$ 346,752	$ 324,313
Total Adjustments to Revenue	(376)	30	55	114	18	(177)	(1,235)
Impact of FTE adjustment	123	131	131	131	112	516	460
Adjusted Revenue on a Fully Taxable Equivalent Basis	**$ 90,742**	**$ 90,513**	**$ 81,310**	**$ 84,526**	**$ 83,851**	**$ 347,091**	**$ 323,538**
Adjusted Efficiency Ratio	**53.43 %**	**51.50 %**	**53.49 %**	**51.99 %**	**48.75 %**	**52.59 %**	**51.63 %**
Net Interest Income	$ 72,289	$ 71,324	$ 65,802	$ 66,610	$ 68,791	$ 276,025	$ 262,743
Impact of FTE adjustment	123	131	131	131	112	516	460
Net Interest Income including FTE adjustment	**$ 72,412**	**$ 71,455**	**$ 65,933**	**$ 66,741**	**$ 68,903**	**$ 276,541**	**$ 263,203**
Total noninterest income	18,706	19,028	15,322	17,671	14,930	70,727	61,570
Total noninterest expense	50,263	55,268	45,784	46,120	43,681	197,435	185,552
Pre-Tax Pre-Provision Earnings	**$ 40,855**	**$ 35,215**	**$ 35,471**	**$ 38,292**	**$ 40,152**	**$ 149,833**	**$ 139,221**
Total Adjustments to Noninterest Income	(376)	30	55	114	18	(177)	(1,235)
Total Adjustments to Noninterest Expense	(1,779)	(8,656)	(2,294)	(2,176)	(2,801)	(14,905)	(18,504)
Adjusted Pre-Tax Pre-Provision Earnings	**$ 42,258**	**$ 43,901**	**$ 37,820**	**$ 40,582**	**$ 42,971**	**$ 164,561**	**$ 156,490**
Average Assets	$ 10,061,382	$ 9,753,734	$ 9,025,846	$ 8,485,354	$ 8,376,396	$ 9,337,054	$ 7,860,000
Less average goodwill and intangible assets	(267,692)	(254,980)	(235,964)	(237,323)	(238,631)	(249,089)	(231,267)
Average Tangible Assets	**$ 9,793,690**	**$ 9,498,754**	**$ 8,789,882**	**$ 8,248,031**	**$ 8,137,765**	**$ 9,087,965**	**$ 7,628,733**

SeacoastBank FOURTH QUARTER 2021 INVESTOR PRESENTATION 36

GAAP to Non-GAAP Reconciliation 37FOURTH QUARTER 2021 INVESTOR PRESENTATION Quarterly Trend Twelve Months Ended amortization (Amounts in thousands except per share data) 4Q'21 3Q'21 2Q'21 1Q'21 4Q'20 4Q'21 4Q'20 Return on Average Assets (ROA) 1.43% 0.93% 1.40% 1.61% 1.39% 1.33% 0.99 % Impact of removing average intangible assets and related 0.08 0.07 0.08 0.09 0.10 0.08 0.09 Return on Average Tangible Assets (ROTA) 1.51 1.00 1.48 1.70 1.49 1.41 1.08 Impact of other adjustments for Adjusted Net Income (0.02) 0.23 0.04 0.05 0.01 0.07 0.09 Adjusted Return on Average Tangible Assets 1.49 1.23 1.52 1.75 1.50 1.48 1.17 Average Shareholders' Equity $ 1,303,686 $ 1,248,547 $ 1,170,395 $ 1,136,416 $ 1,111,073 $ 1,215,312 $ 1,045,219 Less average goodwill and intangible assets (267,692) (254,980) (235,964) (237,323) (238,631) (249,089) (231,267) Average Tangible Equity $ 1,035,994 $ 993,567 $ 934,431 $ 899,093 $ 872,442 $ 966,223 $ 813,952 Return on Average Shareholders' Equity 11.06% 7.29% 10.76% 12.03% 10.51% 10.24% 7.44 % Impact of removing average intangible assets and related amortization Return on Average Tangible Common Equity (ROTCE) Impact of other adjustments for Adjusted Net Income Adjusted Return on Average Tangible Common Equity Loan Interest Income1 Accretion on acquired loans Interest and fees on PPP loans Loan interest income excluding PPP and accretion on acquired loans 3.23 2.27 3.12 3.59 3.36 3.03 2.66 14.29 9.56 13.88 15.62 13.87 13.27 10.10 (0.18) 2.16 0.39 0.39 0.13 0.70 0.83 14.11 11.72 14.27 16.01 14.00 13.97 10.93 $ 64,487 $ 64,517 $ 60,440 $ 62,390 $ 65,684 $ 251,834 $ 254,710 (3,520) (3,483) (2,886) (2,868) (4,448) (12,757) (14,977) (3,352) (5,917) (5,127) (6,886) (5,187) (21,282) (11,974) $ 57,615 $ 55,117 $ 52,427 $ 52,636 $ 56,049 $ 217,795 $ 227,759 Yield on Loans1 4.31% 4.49% 4.33% 4.39% 4.42% 4.38% 4.49 % Impact of accretion on acquired loans (0.24) (0.24) (0.21) (0.20) (0.30) (0.22) (0.27) Impact of PPP loans (0.13) (0.22) 0.01 (0.04) 0.11 (0.10) 0.11 Yield on loans excluding PPP and accretion on acquired loans 3.94% 4.03% 4.13% 4.15% 4.23% 4.06% 4.33% 1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 4Q'21	3Q'21	2Q'21	1Q'21	4Q'20	Twelve Months Ended 4Q'21	4Q'20
Net Interest income[1]	$ 72,412	$ 71,455	$ 65,933	$ 66,741	$ 68,903	$ 276,541	$ 263,203
Accretion on acquired loans	(3,520)	(3,483)	(2,886)	(2,868)	(4,448)	(12,757)	(14,977)
Interest and fees on PPP loans	(3,352)	(5,917)	(5,127)	(6,886)	(5,187)	(21,282)	(11,974)
Net interest income excluding PPP and accretion on acquired loans	**$ 65,540**	**$ 62,055**	**$ 57,920**	**$ 56,987**	**$ 59,268**	**$ 242,502**	**$ 236,252**
Net Interest Margin[1]	3.16 %	3.22 %	3.23 %	3.51 %	3.59 %	3.27 %	3.65 %
Impact of accretion on acquired loans	(0.15)	(0.15)	(0.14)	(0.15)	(0.23)	(0.15)	(0.21)
Impact of PPP loans	(0.10)	(0.18)	(0.06)	(0.11)	0.01	(0.11)	0.03
Net interest margin excluding PPP and accretion on acquired loans	**2.91 %**	**2.89 %**	**3.03 %**	**3.25 %**	**3.37 %**	**3.01 %**	**3.47 %**
Security Interest Income[1]	$ 8,750	$ 7,956	$ 6,745	$ 6,485	$ 6,586	$ 29,936	$ 30,288
Tax equivalent adjustment on securities	(37)	(38)	(39)	(39)	(23)	(153)	(116)
Security interest income excluding tax equivalent adjustment	**$ 8,713**	**$ 7,918**	**$ 6,706**	**$ 6,446**	**$ 6,563**	**$ 29,783**	**$ 30,172**
Loan Interest Income[1]	$ 64,487	$ 64,517	$ 60,440	$ 62,390	$ 65,684	$ 251,834	$ 254,710
Tax equivalent adjustment on loans	(86)	(93)	(92)	(92)	(89)	(363)	(344)
Loan interest income excluding tax equivalent adjustment	**$ 64,401**	**$ 64,424**	**$ 60,348**	**$ 62,298**	**$ 65,595**	**$ 251,471**	**$ 254,366**
Net Interest Income[1]	$ 72,412	$ 71,455	$ 65,933	$ 66,741	$ 68,903	$ 276,541	$ 263,203
Tax equivalent adjustment on securities	(37)	(38)	(39)	(39)	(23)	(153)	(116)
Tax equivalent adjustment on loans	(86)	(93)	(92)	(92)	(89)	(363)	(344)
Net interest income excluding tax equivalent adjustment	**$ 72,289**	**$ 71,324**	**$ 65,802**	**$ 66,610**	**$ 68,791**	**$ 276,025**	**$ 262,743**

[1]On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

SeacoastBank FOURTH QUARTER 2021 INVESTOR PRESENTATION 38